Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES PRICING
BY SUBSIDIARY MONITRONICS INTERNATIONAL
OF $410 MILLION SENIOR NOTES DUE 2020

Englewood, CO - March 16, 2012 - Ascent Capital Group, Inc (“Ascent” or the “Company”) (Nasdaq: ASCMA) announced today that its wholly-owned subsidiary, Monitronics International, Inc. (“Monitronics”), has priced an offering of $410 million in aggregate principal amount of 9.125% senior notes due 2020 (the “Notes”).  Concurrent with the closing of the Notes offering, Monitronics intends to enter into a new senior secured credit facility providing for a term loan in a principal amount of $550 million and a revolving credit facility of up to $150 million.   The sale of the Notes and the execution of the new senior secured credit facility is expected to be completed on or about March 23, 2012, subject to customary closing conditions.

The Notes will be senior unsecured obligations of Monitronics and will be guaranteed by all of Monitronics’ existing subsidiaries on the closing date. The new senior secured credit facility will be a senior secured obligation of Monitronics, will be guaranteed by all of Monitronics’ existing subsidiaries on the closing date and will be secured by a pledge of all equity interests in, and all the assets of, Monitronics and all of its existing subsidiaries on the closing date. Ascent will not be a guarantor of the Notes or the new senior secured credit facility.  Monitronics intends to use the net proceeds from the offering, together with borrowings under the term loan portion of the new senior secured credit facility and cash on hand, (i) to repay, and terminate, its existing senior secured credit facility; (ii) to purchase all outstanding notes under, and terminate, its existing securitization indebtedness; and (iii) to pay fees and expenses incurred in connection with these transactions, including costs associated with the termination of swap arrangements related to the securitization indebtedness.

Upon issuance, the Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. In connection with the closing of the offering, Monitronics will agree that, following completion of the offering, it will file an exchange offer registration statement with the Securities and Exchange Commission  to exchange the Notes and related guarantees for identical registered Notes and related guarantees or, under certain circumstances,  to file a shelf registration statement with respect to resales of the Notes and related guarantees.

The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees will be made only by means of a private offering memorandum. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the issuance of the Notes, the entry into the new senior secured credit facility, the repayment and termination of Monitronics’ existing senior secured credit facility, the repayment and termination of Monitronics’ outstanding securitization indebtedness, the termination of related swap arrangements, and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Monitronics to satisfy the conditions to the closing of the offering, general market conditions, changes in law and government regulations and other matters affecting the business of Monitronics. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Form 10-K and any subsequently filed Forms 8-K, including the Form 8-K to be filed on the date hereof, for additional information about Ascent and Monitronics and about the risks and uncertainties related to their business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com